Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10/A #8 Registration Statement, dated August 24, 2010, of our report dated June 30, 2010, relating to the financial statements of Disability Access Corporation and its subsidiary as of December 31, 2009 and 2008.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC
Henderson, NV

August 24, 2010